Exhibit 99.1

NEWS RELEASE February 1, 2023

Tetra Tech Reports Record First Quarter Results

•	Record Net Revenue $737 million

•	Record EPS $2.18; Record Adjusted EPS $1.34, up 13% Y/Y

•	Record Backlog of $3.81 billion, up 11% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, today announced results for the first quarter ended January 1, 2023.

First Quarter Results

Tetra Tech achieved record high quarterly results in key financial metrics, including net revenue, operating margin, EPS and backlog. Revenue in the first quarter totaled $895 million and revenue, net of subcontractor costs (net revenue),1 was $737 million. Operating income was $92 million; adjusted operating income was $97 million, up 17% year-over-year, which reflects a 90-basis point increase to an all-time high adjusted EBITDA1 margin of 14.0%. Earnings per share (“EPS”) was $2.18; adjusted EPS was $1.34, up 13% over first quarter fiscal 2022. Backlog increased to $3.81 billion, up 11% year-over-year, and up 14% on a constant currency basis.

Quarterly Dividend

On January 30, 2023, Tetra Tech’s Board of Directors approved a $0.23 per share dividend, payable on February 24, 2023, to stockholders of record as of February 13, 2023. This represents a 15% increase year-over-year and the 35th consecutive quarterly dividend.

Chairman and CEO Comments

Tetra Tech Chairman and CEO, Dan Batrack, commented, “Tetra Tech began fiscal 2023 with record high net revenue and earnings as a result of our strong operations where we are Leading with Science® in the areas of water, environment and sustainable infrastructure. On a year-over-year basis, we saw double-digit top line growth across both our government and commercial end markets. We also had new orders approaching $1 billion in the quarter contributing to an all-time high backlog of $3.81 billion which further improves our outlook for fiscal 2023 and beyond.”

Mr. Batrack further stated, “We are very pleased to announce that we successfully closed the RPS Group transaction at the end of January. The addition of RPS aligns with our strategy to be the premier global high-end consulting and engineering firm addressing the impacts of climate change. RPS brings 5,000 staff that significantly expand our position in U.K. water programs, and add energy transformation expertise in the U.K., Europe and Australia.”

1 Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Excluding RPS, Tetra Tech expects EPS for the second quarter of fiscal 2023 to range from $1.03 to $1.08 and net revenue to range from $685 million to $735 million. For fiscal 2023, Tetra Tech is increasing EPS guidance to now range from $4.90 to $5.05 and is increasing net revenue guidance to range from $3.00 billion to $3.15 billion.2

RPS is expected to contribute additional net revenue of approximately $100 million in the second quarter and $400 million for fiscal 2023. The impact to adjusted EPS, excluding transaction, integration and intangible amortization expenses, is expected to be approximately $0.10 dilutive for the second quarter and $0.10 accretive in the second half of the year, resulting in neutral impact for fiscal 2023.3

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter of fiscal 2023 results through a link posted on the Company’s website at tetratech.com on February 2, 2023, at 8:00 a.m. (PT).

Reconciliation of GAAP and Non-GAAP Items

In thousands (except EPS data)

	Three Months Ended
	Jan. 1, 2023	Jan. 2, 2022	% Y/Y
Revenue	$894,766	$858,510	4%
Subcontractor costs	(158,204)	(179,177)
Net revenue	$736,562	$679,333	8%

Operating income	$92,050	$87,220	6%
Acquisition related costs	4,694	–
COVID-19 Credits	–	(4,451)
Adjusted operating income	$96,744	$82,769	17%

EPS	$2.18	$1.25	74%
FX hedge gain	(0.94)	–
Acquisition related costs	0.10	–
COVID-19 Credits	–	(0.06)
Adjusted EPS	$1.34	$1.19	13%

2 Reconciliation of the net revenue guidance to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components required to provide such reconciliation with sufficient precision.

3 Reconciliation of adjusted EPS guidance to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient precision all the components required to provide such reconciliation, including transaction, integration, and intangible amortization expenses related to the RPS transaction.

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 27,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; the impact of global pandemics like COVID-19; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc

Consoldiated Balance Sheet - Unaudited

(unaudited - in thousands, except par value)

	January 1,	October 2,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$164,397	$185,094
Accounts receivable, net	795,872	755,112
Contract assets	80,903	92,405
Prepaid expenses and other current assets	193,635	125,605
Total current assets	1,234,807	1,158,216

Property and equipment, net	34,890	32,316
Right-of-use assets, operating leases	182,500	182,319
Goodwill	1,133,303	1,110,412
Intangible assets, net	27,536	29,163
Deferred tax assets	52,009	47,804
Other non-current assets	66,435	62,546
Total assets	$2,731,480	$2,622,776

Liabilities and Equity
Current liabilities:
Accounts payable	$151,256	$147,436
Accrued compensation	184,468	237,669
Contract liabilities	274,118	241,340
Short-term lease liabilities, operating leases	55,809	57,865
Current portion of long-term debt	12,505	12,504
Current contingent earn-out liabilities	33,701	28,797
Other current liabilities	158,758	190,406
Total current liabilities	870,615	916,017

Deferred tax liabilities	32,779	15,161
Long-term debt	234,120	246,250
Long-term lease liabilities, operating leases	148,034	146,285
Non-current contingent earn-out liabilities	35,328	36,769
Other non-current liabilities	86,637	79,157

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at January 1, 2023 and October 2, 2022	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 53,226 and 52,981 at January 1, 2023 and October 2, 2022, respectively	532	530
Additional paid-in capital	3,281	-
Accumulated other comprehensive loss	(175,126)	(208,144)
Retained earnings	1,495,221	1,390,701
Tetra Tech stockholders' equity	1,323,908	1,183,087
Noncontrolling interests	59	50
Total stockholders' equity	1,323,967	1,183,137
Total liabilities and stockholders' equity	$2,731,480	$2,622,776

Tetra Tech, Inc

Consolidated Statements of Income

(unaudited - in thousands, except par value)

	Three Months Ended
	January 1,	January 2,
	2023	2022
Revenue	$894,766	$858,510
Subcontractor costs	(158,204)	(179,177)
Other costs of revenue	(583,316)	(539,567)
Gross profit	153,246	139,766
Selling, general and administrative expenses	(56,502)	(52,546)
Acquisition and integration expenses	(3,761)	-
Contingent consideration - fair value adjustments	(933)	-
Income from operations	92,050	87,220
Interest expense, net	(5,372)	(2,904)
Other non-operating income	67,995	-
Income before income tax expense	154,673	84,316
Income tax expense	(37,958)	(15,817)
Net income	116,715	68,499
Net income attributable to noncontrolling interests	(9)	(10)
Net income attributable to Tetra Tech	$116,706	$68,489

Earnings per share attributable to Tetra Tech:
Basic	$2.20	$1.27
Diluted	$2.18	$1.25

Weighted-average common shares outstanding:
Basic	53,069	53,937
Diluted	53,529	54,577

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	January 1,	January 2,
	2023	2022
Cash flows from operating activities:
Net income	$116,715	$68,499

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,616	6,111
Equity in income of unconsolidated joint ventures	(1,447)	(1,440)
Distributions of earnings from unconsolidated joint ventures	1,115	842
Amortization of stock-based awards	7,184	5,828
Deferred income taxes	(15,935)	(878)
Fair value adjustments to contingent consideration	933	-
Fair value adjustments to foreign currency forward contract	(67,995)	-

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	(16,175)	(21,560)
Prepaid expenses and other assets	5,967	5,364
Accounts payable	3,820	14,056
Accrued compensation	(53,201)	(40,321)
Contract liabilities	27,769	29,227
Other liabilities	(26,432)	11,854
Income taxes receivable/payable	4,387	4,837
Net cash provided by operating activities	25,191	82,419

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	-	(8,858)
Capital expenditures	(4,996)	(1,518)
Proceeds from sale of assets	51	3,514
Net cash used in investing activities	(4,945)	(6,862)

Cash flows from financing activities:
Proceeds from borrowings	60,889	54,989
Repayments on long-term debt	(73,125)	(3,956)
Repurchases of common stock	-	(50,000)
Taxes paid on vested restricted stock	(16,586)	(24,949)
Stock options exercised	57	960
Dividends paid	(12,186)	(10,793)
Payments of contingent earn-out liabilities	-	(1,720)
Principal payments on finance leases	(1,316)	(945)
Net cash used in financing activities	(42,267)	(36,414)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,695	(169)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(13,326)	38,974
Cash, cash equivalents and restricted cash at beginning of period	185,491	166,568
Cash, cash equivalents and restricted cash at end of period	$172,165	$205,542

Supplemental information:
Cash paid during the period for:
Interest	$3,433	$2,456
Income taxes, net of refunds received of $0.1 million and $2.3 million	$14,540	$11,535

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$164,397	$205,542
Restricted cash	7,768	-
Total cash, cash equivalents and restricted cash	$172,165	$205,542

Tetra Tech, Inc.

Regulation G Information

December 2022

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2022							2023
	2020	2021	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr
Consolidated
Revenue (As Reported)	2,994.9	3,213.5	858.5	852.7	1,711.3	890.2	2,601.5	902.6	3,504.0	894.8
RCM / Non-Cash Claims	(0.2)	(0.6)	-	-	-	-	-	-	-	-
Adjusted Revenue	2,994.7	3,212.9	858.5	852.7	1,711.3	890.2	2,601.5	902.6	3,504.0	894.8
Adjusted Subcontractor Costs	(646.1)	(661.3)	(179.2)	(153.1)	(332.3)	(169.7)	(502.0)	(166.4)	(668.5)	(158.2)
Adjusted Net Revenue	2,348.6	2,551.6	679.3	699.6	1,379.0	720.5	2,099.5	736.2	2,835.5	736.6

GSG Segment
Revenue	1,578.3	1,772.9	456.1	449.0	905.1	460.0	1,365.0	455.8	1,820.9	471.1
Subcontractor Costs	(460.8)	(507.1)	(129.0)	(111.5)	(240.5)	(124.5)	(365.0)	(119.4)	(484.4)	(118.0)
Adjusted Net Revenue	1,117.5	1,265.8	327.1	337.5	664.6	335.5	1,000.0	336.4	1,336.5	353.1

CIG Segment
Revenue	1,471.1	1,500.1	416.3	416.9	833.2	444.2	1,277.5	461.0	1,738.4	439.6
Non-Cash Claims	-	-	-	-	-	-	-	-	-	-
Adjusted Revenue	1,471.1	1,500.1	416.3	416.9	833.2	444.2	1,277.5	461.0	1,738.4	439.6
Subcontractor Costs	(240.0)	(214.3)	(64.0)	(54.8)	(118.8)	(59.3)	(178.1)	(61.2)	(239.3)	(56.0)
Adjusted Net Revenue	1,231.1	1,285.8	352.3	362.1	714.4	384.9	1,099.4	399.8	1,499.1	383.6

RCM Segment
Revenue	0.2	0.6	-	-	-	-	-	-	-	-
Subcontractor Costs	(0.2)	-	-	-	-	-	-	-	-	-
Net Revenue	-	0.6	-	-	-	-	-	-	-	-

Reconciliation of Net Income Attributable to Tetra Tech to EBITDA

(in thousands)

			2022							2023
	2020	2021	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr
Net Income Attributable to Tetra Tech	173,859	232,810	68,489	53,040	121,529	58,650	180,179	82,947	263,125	116,706
Interest Expense[1]	13,100	11,831	2,904	3,144	6,048	2,919	8,966	2,618	11,584	5,372
Depreciation	13,017	12,337	3,433	3,310	6,743	3,200	9,945	3,914	13,859	3,178
Amortization	11,594	11,468	2,678	3,241	5,919	3,682	9,601	3,573	13,174	3,438
Contingent Consideration	(13,371)	(3,273)	-	-	-	-	-	-	-	933
Goodwill Impairment	15,800	-	-	-	-	-	-	-	-	-
FX Hedge Gain	-	-	-	-	-	-	-	(19,904)	(19,904)	(67,995)
Income Tax Expense	54,101	34,039	15,817	18,327	34,144	22,329	56,472	29,129	85,602	37,958

EBITDA	268,100	299,212	93,321	81,062	174,383	90,780	265,163	102,277	367,440	99,590

Acquisition & Integration Expenses	-	-	-	-	-	-	-	-	-	3,761
Non-Core Dispositions	(8,524)	-	-	-	-	-	-	-	-	-
COVID-19 Charges (Credits)	8,233	-	(4,451)	-	(4,451)	(1,041)	(5,492)	(994)	(6,486)	-

Adjusted EBITDA	267,809	299,212	88,870	81,062	169,932	89,739	259,671	101,283	360,954	103,351

1 Includes write-off of deferred debt origination fees in Q1-23 of $2.7M